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                                                                   EXHIBIT 99.10


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                 CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                  OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS,
                     LIMITATIONS OR RESTRICTIONS THEREOF, OF
                     SERIES D CONVERTIBLE PREFERRED STOCK OF
                           AAMES FINANCIAL CORPORATION

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     AAMES FINANCIAL CORPORATION, a corporation organized and existing under the
General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of the Corporation's previously authorized preferred stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designation and number thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

                      Series D Convertible Preferred Stock:

                            I. Designation and Amount

     The designation of this series of shares shall be "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") par value $0.001 per share; the stated value per share shall be $0.85 (the "Stated Value"); and the number of shares constituting such series shall be 108,801,328. The number of shares of the Series D Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the Series D Preferred Stock then outstanding.

                                    II. Rank

     A. With respect to dividends, the Series D Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock, except for the Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series B Preferred Stock") and the Series C Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series C Preferred Stock");
(ii) on a parity with the Series B Preferred Stock and the Series C Preferred Stock; and (iii) senior to the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series D Preferred Stock ranks senior, including



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the Common Stock, are collectively referred to herein as the "Junior Dividend
Securities"; all equity securities of the Corporation with which the Series D Preferred Stock ranks on a parity, including the Series B Preferred Stock and the Series C Preferred Stock, are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation (other than convertible debt securities) to which the Series D Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the "Senior Dividend Securities."

     B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series D Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock, except for the Series B Preferred Stock and the Series C Preferred Stock;
(ii) on a parity with the Series B Preferred Stock and the Series C Preferred Stock; and (iii) senior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series D Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as "Junior Liquidation Securities"; all equity securities of the Corporation (other than convertible debt securities) to which the Series D Preferred Stock ranks on parity, including the Series B Preferred Stock and the Series C Preferred Stock, are collectively referred to herein as "Parity Liquidation Securities"; and all equity securities of the Corporation to which the Series D Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities."

     C. The Series D Preferred Stock shall be subject to the creation of Junior Dividend Securities and Junior Liquidation Securities (collectively, "Junior Securities"), but no Parity Dividend Securities or Parity Liquidation Securities (collectively, "Parity Securities") (other than the Series B Preferred Stock) or Senior Dividend Securities or Senior Liquidation Securities (collectively, "Senior Securities") shall be created except in accordance with the terms hereof.

                                 III. Dividends

     A. Dividends. Subject to the terms of paragraph D below, shares of Series D Preferred Stock shall accumulate dividends at a rate of 6.5% per annum (the "Dividend Rate"), which dividends shall be paid quarterly in cash, in four equal quarterly installments on the last day of March, June, September and December of each year, or if any such date is not a Business Day, the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to holders of record (the "Registered Holders") as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date; provided, however, that during the Accrual Period (as defined in Article IX hereof) the Corporation shall have the option to accrue such dividends, which dividends, to the extent so accrued, shall compound quarterly. Dividends shall accrue and accumulate on the Stated Value of each share of Series D Preferred Stock. Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series D Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or


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declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.

     B. Accumulation. Dividends on the Series D Preferred Stock shall be cumulative, and from and after (i) any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full (other than by reason of the election of the Corporation to accrue dividends during the Accrual Period); or (ii) any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (the "Arrearage") at 125% of the stated dividend rate (or such lesser rate as may be the maximum rate that is then permitted by applicable law). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date, and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series D Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to Registered Holders as they appear on the stock record books of the Corporation on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date). Dividends in respect of any Arrearage shall be paid in cash.

     C. Method of Payment. Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series D Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. After February 10, 2001, dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series D Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series D Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                           IV. Liquidation Preference

     A. Liquidation Preference. The holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of (i) the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared; and (ii) the Stated Value thereof, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full after the consummation of the Recapitalization, the holders of Series D Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation.


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     C. Parity Securities. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series D Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series D Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

     D. Merger Not a Liquidation. Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Article IV, but the holders of shares of Series D Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets to the rights provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series D Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

                                  V. Redemption

     A. Optional Redemption. Commencing on the earlier to occur of (x) the February 10, 2009 and (y) the date on which fewer than 25% of the shares of Series D Preferred Stock issued on the Issue Date remain outstanding, and at all times thereafter, the Corporation may, at its option, redeem all (but not less than all) outstanding shares of Series D Preferred Stock on a date specified by the Corporation (the "Optional Redemption Date") by paying the Redemption Price therefor in cash out funds legally available for such purpose.

     B. Notice and Redemption Procedures. Notice of the redemption of shares of Series D Preferred Stock pursuant to paragraph A of this Article V (a "Notice of Redemption") shall be sent to the holders of record of the shares of Series D Preferred Stock to be redeemed by first class mail, postage prepaid, at each such holder's address as it appears on the stock record books of the Corporation not more than 120 nor fewer than 90 days prior to the Optional Redemption Date, as applicable, which date shall be set forth in such notice (the "Redemption Date"); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock held by any other holder. In order to facilitate the redemption of shares of Series D Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series D Preferred Stock to be redeemed not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Optional Redemption Date, as applicable, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for such shares. From and after the Optional Redemption Date, as applicable,


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all dividends on shares of Series D Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Series D Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Optional Redemption Date, as applicable.

     C. Deposit of Funds. The Corporation shall, on or prior to the Optional Redemption Date, as applicable, pursuant to paragraph B of this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series D Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of the Redemption Price for such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series D Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. No dividends shall accumulate on any shares of Series D Preferred Stock after the Optional Redemption Date, as applicable, for such shares (unless the Corporation shall fail to deposit cash sufficient to redeem all such shares). In case holders of any shares of Series D Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

                          VI. Restrictions on Dividends

     So long as any shares of the Series D Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities


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or Parity Securities or the repurchase, redemption or other retirement of Junior
Securities or Parity Securities in exchange for Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series D Preferred Stock not paid on the dates provided for in paragraph
A of Article III hereof (including Arrearages and accumulated dividends thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series D Preferred Stock, all dividends declared on the Series D Preferred Stock and any series of Parity Dividend Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series D Preferred Stock and such series of Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series D Preferred Stock and such Parity Dividend Securities bear to each other.

                               VII. Voting Rights

     A. The holders of Series D Preferred Stock shall be entitled to the number of votes per share of Series D Preferred Stock equal to the number of shares of Common Stock for which such share of Series D Preferred Stock is then convertible pursuant to Article VIII at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action and consideration, other than the election of directors.

     B. So long as any shares of the Series D Preferred Stock are outstanding,
(i) each share of Series D Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, other than the election of directors; and (ii) the shares of Series D Preferred Stock shall vote together with shares of Common Stock and shares of Series B Preferred Stock and the Series C Preferred Stock as a single class.

     C. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, the Corporation shall not (i) authorize, create or issue, or increase the authorized amount of, (x) any Senior Securities or Parity Securities or (y) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof or (ii) enter into any Transaction (as defined in paragraph H of Article VIII). Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

     D. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, the Corporation shall not
(i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series D Preferred Stock so as to affect them materially and adversely or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series D Preferred Stock in any respect or otherwise would be


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inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

     E. The foregoing rights of holders of shares of Series D Preferred Stock to take any actions as provided in this Article VII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action, if action by written consent of stockholders of the Corporation is then permitted.

     The Chairman of the Board of the Corporation may call, and upon written request of holders of record of 35% of the outstanding shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

     At each meeting of stockholders at which the holders of shares of Series D Preferred Stock shall have the right to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

          (A) the absence of a quorum of the holders of shares of Series D Preferred Stock shall not prevent the election of directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any action as provided in this Article VII; and

          (B) in the absence of a quorum of the holders of shares of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For taking of any action as provided in this Article VII by the holders of shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record dated fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice if waived, at the close of business on the Business Day next preceding the day on which the meeting is held.


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     F. The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

                                VIII. Conversion

     The holders of the Series D Preferred Stock shall have conversion rights as follows:

     A. Each share of Series D Preferred Stock shall be convertible at the direction of, and by notice to the Corporation from, (i) the holder thereof or (ii) the holders of a majority of the outstanding shares of Series D Preferred Stock, at any time, at the office of the Corporation or any transfer agent for such Series, into one (1) fully paid and nonassessable share of Common Stock subject to adjustment from time to time as provided below (as so adjusted, the "conversion ratio"), provided, that any conversion pursuant to clause (ii) above of less than all of the outstanding shares of Series D Preferred Stock shall be on a pro rata basis amongst all holders of Series D Preferred Stock.

     B. If a holder of Series D Preferred Stock gives notice (an "Optional Conversion Notice") of conversion under paragraph A above, such holder shall surrender with such Optional Conversion Notice the duly endorsed certificate or certificates for the Series D Preferred Stock being converted, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. If the holders of a majority of the outstanding shares of Series D Preferred Stock give notice of conversion under paragraph A above, the Corporation shall notify all other record holders of Series D Preferred Stock (a "Mandatory Conversion Notice"). Following receipt of a Mandatory Conversion Notice, the holders of Series D Preferred Stock shall surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable after the surrender of a Series D Preferred Stock certificate or certificates pursuant to an Optional Conversion Notice or Mandatory Conversion Notice, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such Optional Conversion Notice or Mandatory Conversion Notice, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the recordholder or holders of such shares of Common Stock as of such date. The issuance of certificates or shares of Common Stock upon conversion of shares of Series D Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance.


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     C.   No fractional shares shall be issued upon conversion of any shares of
          Series D Preferred Stock and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and the holder of Series D Preferred Stock shall be paid in cash for any fractional share.

     D. In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock or other class of securities, or shall offer for subscription pro rata to the holders of its Common Stock or other class of securities any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series D Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph H applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

     E. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, then in addition to such other remedies as shall be available to the holder of Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     F. Any notice required by the provisions of paragraph D to be given the holders of shares of Series D Preferred Stock shall be deemed given if sent by facsimile


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          transmission, by telex, or if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

     G. The conversion ratio shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock,
          (B) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the conversion ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series D Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

               (ii) In the case the Corporation shall, after the Issue Date, issue shares of Common Stock at a price per share, or securities convertible into or exchangeable for shares of Common Stock ("Convertible Securities") having a "Conversion Price" (as defined below) less than the Current Market Price (for a period of 15 consecutive trading days prior to such date), then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series D Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable conversion ratio on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date on which such shares or Convertible Securities are issued and (2) the number of additional shares of Common Stock issued, or into which the Convertible Securities may convert, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued, or the number of shares of Common Stock which the aggregate of the Conversion Price of such Convertible Securities so issued, would purchase at such Current Market price on such date. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of any securities shall be deemed to be the sum of the aggregate offering price to the public (before deduction of underwriting discounts or commissions and expenses payable to third parties), and the "Conversion Price" of any Convertible Securities is the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities (before deduction of underwriting discounts or commissions and expenses payable to third parties) plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exchange or exercise of any such Convertible Securities. Neither (A) the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph G, or pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right, or Convertible Security outstanding as of the date hereof (including, but not limited to, the Rights, the Series B Preferred Stock, the Series D Preferred Stock and the Warrants) nor (B) the issuance of shares of Common Stock pursuant thereto shall be deemed to constitute an issuance of Common Stock or Convertible Securities by the Corporation to which this clause (ii) applies. Upon expiration of any Convertible Securities which shall not have been exercised or converted and for which an adjustment shall have been made pursuant to this clause (ii), the Conversion Price computed upon the original issue thereof shall upon such expiration be recomputed as if the only additional shares of Common Stock issued were such shares of Common Stock (if any) actually issued upon exercise of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such Convertible Securities (whether or not exercised or converted) plus the consideration actually received by the Corporation upon such exercise of conversion.

               (iii) In case the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off), on its Common Stock, other than (A) regular quarterly dividends payable in cash in an aggregate amount not to exceed 15% of net income from continuing operations before extraordinary items of the Corporation, determined in accordance with generally accepted accounting principles, during the period (treated as one accounting period) commencing on July 1, 1998, and ending on the date such dividend is paid or (B) dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph G, then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series D Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable conversion ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the then Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date less the Fair Market Value (as defined in Article IX) per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series D Preferred Stock) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Corporation (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the current market price per share of the Common Stock for the period of 20 Trading Days proceeding such 35th Trading Day. An adjustment made pursuant to this clause (iii) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

               (iv) For purposes of this paragraph G, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

               (v) The term "dividend", as used in this paragraph G shall mean a dividend or other distribution upon stock of the Corporation except pursuant to the Rights Agreement (as defined in Article IX). Notwithstanding anything in this Article VIII to the contrary, the conversion ratio shall not be adjusted as a result of any dividend, distribution or issuance of securities of the Corporation pursuant to the Rights Agreement.

               (vi) Anything in this paragraph G to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the conversion ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the conversion ratio by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the conversion ratio by at least one-hundredth of one share of Common Stock, such change in conversion ratio shall thereupon be given effect.

               (vii) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph G.

               (viii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph G or in the conversion ratio then in effect shall be required by reason of the taking of such record.

               (ix) There shall be no adjustment of the conversion ratio in case of the issuance of any stock of the Corporation in a merger, reorganization, acquisition or other similar transaction except as set forth in paragraph G(i), G(ii) and H of this Article VIII.

     H. In case of any reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph G(i) of this Article VIII), or in case of any consolidation or merger of the Corporation with or into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Series D Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series D Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all reference in this paragraph H shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     I. Upon any adjustment of the conversion ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Article VIII, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series D

          Preferred and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the conversion ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in this Article VIII.

                           IX. Additional Definitions

     For the purposes of this Certificate of Designations of Series D Preferred Stock, the following terms shall have the meanings indicated:

     "Accrual Period" means the end of the first quarterly period following February 10, 2001.

     "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

     "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Bylaws" means the Bylaws of the Corporation, as amended.

     "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. National Market System or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumption as such firm shall deem to be necessary and appropriate.

     "Equity Securities" of any Person means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests of such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

     "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

     "Group" has the meaning set forth in Rule 13d-5 under the Exchange Act.

     "Issue Date" shall mean the first date on which shares of Series D Preferred Stock are issued.

     "Person" means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Redemption Price" of a share of Series D Preferred Stock shall mean the sum of (a) the dividends, if any, accumulated or deemed to have accumulated thereon to the Optional Redemption Date, as applicable, whether or not such dividends are declared plus Stated Value thereof subject, to adjustment for splits, reclassifications, recombinations or similar events.

     "Rights" shall mean any rights to purchase securities of the Corporation issued pursuant to any Rights Agreement.

     "Rights Agreement" shall mean the Rights Agreement, dated as of June 21, 1996, between the Company and Wells Fargo Bank as rights agent, and all amendments, supplements and replacements thereof.

     "Stated Value" shall be equal to $[0.90].

     "Subsidiary" means, as to any Person, any other Person of which more than 50% of the shares of the Voting Securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person and one or more of its Subsidiaries.

     "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange a Business Day.

     "Voting Securities" means, (i) with respect to the Company, the Equity Securities of the Company entitled to vote generally for the election of directors of the Company, and (ii) with respect to any other Person, any securities of or interests in such Person entitled to vote generally for the election of directors or any similar managing person of such Person.

                                X. Miscellaneous

     A. Notices. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

     (i) if to the Corporation, to its office at 2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071 (Attention: General Counsel)

           or to the transfer agent for the Series D Preferred Stock;

     (ii) if to a holder of the Series D Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series D Preferred Stock); or

     (iii) to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

     B. Reacquired Shares. Any shares of Series D Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares of Series D Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.001 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.001 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

     C. Enforcement. Any registered holder of shares of Series D Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     D. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion of, or other securities or property issued on account of, shares of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series D Preferred Stock so exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

     E. Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series D Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series D Preferred Stock.

     F. Record Dates. In the event that the Series D Preferred Stock shall be registered under either the Securities Act of 1933, as amended, or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series D Preferred Stock.

     The effective date and time of this Certificate of Designations is July 12, 2000 at 9:01 a.m.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Secretary, this 11th day of July , 2000.


                                        AAMES FINANCIAL CORPORATION


                                        By: /s/ John F. Madden, Jr.
                                            ------------------------------
                                            John F. Madden, Jr.
                                            Secretary